                                                                   EXHIBIT 10.20

                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

                                     Among

                               SUNBASE ASIA, INC.
                                  as Purchaser



                        SMITH ACQUISITION COMPANY, INC.
                                     d/b/a
                           SOUTHWEST PRODUCTS COMPANY
                                 as the Company


                                      and



        THOSE PERSONS SET FORTH ON THE SIGNATURE PAGES OF THIS AGREEMENT

                              as the Shareholders

                                     Dated:

                            As of December 29, 1995

                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

          THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER, dated and deemed effective by the parties hereto as of December 29, 1995, is made and entered into by and among Sunbase Asia, Inc., a Nevada corporation ("Purchaser"); those persons set forth on the signature pages of this Agreement (collectively, the "Shareholders" and individually, a "Shareholder"); and Smith Acquisition Company, Inc., a California corporation, d/b/a Southwest Products Company (the "Company") with reference to the following:

          A. Prior to the conversion described below, the Shareholders own the number of issued and outstanding shares of the (a) no par value common stock and
(b) the no par value preferred stock (the "Southwest Preferred Shares") of the Company together with the principal amount of Subordinated Debt (the "Subordinated Debt") set forth opposite the applicable Shareholder's name on
Schedule 5.3.

          B. The Shareholders intend to recapitalize the Company so that immediately prior to the consummation of this transaction all of the Southwest Preferred Shares and the Subordinated Debt will be converted to Southwest Common Stock.

          C. The respective directors of Purchaser and the Company and the Shareholders have determined that it is in the best interests of the Company, Purchaser and the Shareholders for the Company to be merged with a California corporation to be created by Purchaser ("Newco") upon the terms and conditions set forth in this Agreement.

          D. Pursuant to this Agreement, the Shareholders are hereby approving the merger of the Company and Newco.

          NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

                                   ARTICLE I
                                   ---------

                                  DEFINITIONS
                                  -----------

          When used in this Agreement, the following terms shall have the respective meanings set forth below:

          "Affiliate" shall mean, with respect to any Person, (i) a Person directly or indirectly controlling, controlled by or under common control with such Person; (ii) a Person owning or controlling 10% or more of the outstanding voting securities of such Person; or (iii) an officer, director or partner of such Person. When the

Affiliate is an officer, director or partner of such Person, any other Person for which the Affiliate acts in that capacity shall also be considered an Affiliate. For these purposes, control means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether by the ownership of voting securities, by contract or otherwise.

          "Agreement" shall mean this Agreement and Plan of Reorganization and Merger, including all exhibits and schedules thereto, as the same may hereafter be amended, modified or supplemented from time to time.

          "Authority" shall mean any governmental, regulatory or administrative body, agency or authority, any court of judicial authority, any arbitrator or any public, private or industry regulatory authority, whether international, national, Federal, state or local.

          "Business" shall mean the manufacture, assembly and sale of bearing products.

          "Closing" shall have the meaning specified in Section 3.1 hereof.

          "Closing Date" shall mean the date upon which the Closing occurs.

          "Code" shall mean the Internal Revenue Code of 1986, as the same may hereafter be amended from time to time. Any reference to a specific section of the Code shall refer to the cited provision as the same may be subsequently amended from time to time, as well as to any successor provision(s).

          "Company" shall mean Smith Acquisition Company, Inc. d/b/a Southwest Products Company, a California corporation.

          "Company Documents" shall mean this Agreement and all other agreements, instruments and certificates to be executed by the Company in connection with this Agreement.

          "Contracts and Other Agreements" shall mean all contracts, agreements, warranties, guaranties, indentures, bonds, options, leases, subleases, easements, mortgages, plans, collective bargaining agreements, licenses, commitments or binding arrangements of any nature whatsoever, express or implied, written or unwritten, and all amendments thereto, entered into or binding upon the applicable party or to which the property of the applicable party may be subject.

          "Effective Time" shall have the meaning specified in Section 2.1 hereof.

          "Knowledge" shall mean, (i) with respect to any Shareholder who is not a director, the actual knowledge of such person, and the Knowledge that such person would have acquired by attending all of the meetings of the Board of Directors of the Company and by reviewing all of the corporate minutes therefor,
(ii) with respect to any Shareholder who is also a director of Southwest, the actual knowledge of each such person, the knowledge that such person would have acquired upon reasonable inquiry, and the Knowledge that such person would have acquired by attending all of the meetings of the Board of Directors of the Company and by reviewing all of the corporate minutes therefor, and (iii) with respect to the Company, the actual knowledge of each of its directors, executive officers and key employees, the knowledge that each such person would have acquired upon diligent inquiry and the knowledge that is imputed to each such person and/or the Company by operation of Law.

          "Labor Agreements" shall mean, collectively, (i) all employment agreements, collective bargaining agreements or other labor agreements to which the Company is a party or by which its properties is bound; (ii) all pension, profit sharing, deferred compensation, bonus, stock option, stock purchase, savings, retainer, consulting, non-competition, retirement, welfare or incentive plans or contracts (including ERISA Plans) to which the Company is a party or by which its properties is bound; and (iii) all plans or agreements under which "fringe benefits" (including, but not limited to, hospitalization plans or programs, medical insurance, vacation plans or programs, sick plans or programs and related benefits) are afforded to any employees of the Company.

          "Law" shall mean any law, statute, regulation, ordinance, requirement, or other binding action or requirement of an Authority.

          "Licenses and Permits" shall mean all licenses and permits issued to the Company or in which the Company has any interest (including the right to use).

          "Lien or Other Encumbrance" shall mean any lien, pledge, mortgage, security interest, lease, charge, conditional sales contract, option, restriction, reversionary interest, right of first refusal, voting trust arrangement, preemptive right, claim under bailment or storage contract, easement or any other adverse claim or right whatsoever.

          "Losses" shall have the meaning specified in Section 12.1 hereof.

          "Material Adverse Change" or "Material Adverse Effect" or other similar phrase including the word "material" with respect to the condition (financial or otherwise), assets, liabilities, Business, operations or prospects of the Company shall mean any adverse change or effect or potential adverse change or effect, or any series thereof, involving more than Fifty Thousand Dollars ($50,000) in the aggregate.

          "Merger" shall have the meaning specified in Section 2.1 hereof.

          "Newco" shall have the meaning specified in Recital C above.

          "Non-Competition Agreement" shall mean the agreement of William McKay referred to in Section 7.6 hereof.

          "Order" shall mean any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

          "Outside Date" shall have the meaning specified in Section 3.1 hereof.

          "Person" shall mean any entity, corporation, company, association, joint venture, joint stock company, partnership, trust, organization, individual (including personal representatives, executors and heirs of a deceased individual), nation, state, government (including agencies, departments, bureaus, boards, divisions and instrumentalities thereof), trustee, receiver or liquidator.

          "Purchaser Financial Statements" shall mean the audited (a) consolidated balance sheets of Purchaser as of December 31, 1993 and December 31, 1994; (b) the consolidated statement of income for the years ended December 31, 1993 and December 31, 1994; (c) consolidated statement of cash flows for the years ended December 31, 1993 and December 31, 1994; and (d) consolidated statements of changes in shareholder's equity for the years ended December 31, 1993 and December 31, 1994, including all notes thereto.

          "Property Rights" shall have the meaning specified in Section 5.9 hereof.

          "Purchaser Documents" shall mean this Agreement and all other agreements, instruments and certificates to be executed and delivered by Purchaser in connection with this Agreement.

          "Securities Act" shall have the meaning specified in Section 4.9 hereof.

          "Shareholder Documents" shall mean this Agreement and all other agreements, instruments and certificates to be executed and delivered by the Shareholders in connection with this Agreement.

          "Southwest Financial Statements" shall mean the unaudited balance sheets as of June 30, 1995 and June 30, 1994 and the unaudited statements of income and statements of cash flow of the Company, for the twelve month periods then ended, including all notes thereto, and the unaudited balance sheets as of September 30, 1995 and the unaudited statements of income and statements of cash flow of the Company, for the three month period then ended, including all notes thereto.

          "Southwest Common Stock" shall mean any issued and outstanding shares of the common stock of the Company.

          "Southwest Preferred Shares" shall have the meaning specified in Recital A above.

          "Southwest Shares" shall mean all of the issued and outstanding shares of the common stock of the Company after conversion of the Southwest Preferred Shares and the Subordinated Debt, and the exercise or cancellation of all outstanding options.

          "Subordinated Debt" shall have the meaning specified in Recital A above.

          "Subsidiary" shall mean each corporation, partnership, joint venture, trust or other entity in which the Company has, directly or indirectly, an equity interest representing 10% or more of the capital stock thereof or other equity interest therein.

          "Subsidiary Merger Agreement" shall have the meaning specified in
Section 2.1 hereof.

          "Sunbase Preferred Shares" shall have the meaning specified in Section
2.1 hereof.

          "Sunbase Shares" shall have the meaning specified in Section 4.9 hereof.

          "Taxes" shall mean, collectively, all taxes, including without limitation, income, gross receipts, net proceeds, alternative, add-on, minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), stamp, leasing, excise, duty, franchise, transfer, license, withholding, payroll, employment, fuel, excess profits, environmental, occupational, interest equalization, windfall profits and severance taxes, and all other like charges imposed by an Authority.

          "Tax Returns" shall mean, collectively all Federal, state, foreign and local tax reports, returns, information returns and other related documents required to be filed with any relevant taxing Authority.

                                   ARTICLE II
                                   ----------

                   SUBSCRIPTION OF NEW ISSUE SHARES AND SALE
                   -----------------------------------------
                             AND PURCHASE OF SHARES
                             ----------------------

          2.1 The Merger. Subject to the terms and conditions of this Agreement
              ----------
Newco shall be merged into the Company (with the Company being the surviving corporation of the merger) in accordance with the applicable provisions of the California Corporations Code (the "Merger") pursuant to the Agreement of Merger attached to this Agreement as Schedule 2.1 (the "Subsidiary Merger Agreement"). The Merger shall be effective when the Subsidiary Merger Agreement shall have been filed with the Secretary of State of the State of California. When used in this Agreement, the term "Effective Time" shall mean the time of filing of the Subsidiary Merger Agreement with the Secretary of State. The authorized and issued capital stock of Newco, all of which shall be owned by Purchaser immediately prior to the Effective Time, at the Effective Time, pursuant to the Subsidiary Merger Agreement and without any further action on the part of Purchaser, shall be converted into one share of the common stock of the Company (the "Surviving Stock"). Each outstanding stock certificate which prior to the Effective Time represented shares of capital stock of Newco automatically and for all purposes shall be deemed to represent the number of shares of the Company into which the shares of capital stock of Newco represented by such certificate have been converted as provided herein. At the Effective Time, all of the Southwest Shares shall be converted into and become the right to receive an aggregate of six thousand three hundred (6,300) shares of Series B Convertible Preferred Stock (the "Sunbase Preferred Shares") of Purchaser to be distributed to the Shareholders in accordance with Schedule 5.3. The terms of the Sunbase Preferred Shares shall be set forth on Schedule 2.1 and will include the following:

              (a) Each of the Sunbase Preferred shares, on an "as-converted" and pro-rata basis, shall participate with the shares of the common stock of Purchaser in any dividends paid by Purchaser thereon.

              (b) Each holder of the Sunbase Preferred Shares shall be entitled to the number of votes equal to the number of shares of common stock of Purchaser into which such Shares could be converted under 2.1(c) below and shall have voting rights and powers equal to the voting rights and powers of the common stock (voting together with the common stock as a single class), except that any action to be taken by Purchaser which would adversely affect the rights of the holders of the Sunbase Preferred Shares shall require the approval of a majority in interest of such holders;

              (c) At the option of each holder, the shares owned by such holder may be redeemed from the proceeds of the next public offering of Purchaser, the net proceeds of which are designated to be used to redeem the Sunbase Preferred Shares. Purchaser shall provide to each holder (i) notice of its intention to file a registration statement with the Securities and Exchange Commission with respect to a public offering of its shares and (ii) a copy of Purchaser's most recent reports and registration statements filed with the SEC. In the event that such holder elects to redeem such holder's Sunbase Preferred Shares, such holder shall provide notice to Purchaser within 15 days from the date of the notice from Purchaser. The per share redemption price shall be $500 less the pro rata portion of the underwriter's commission with respect to the public offering. By way of example, if the redemption price otherwise payable to such holder is $400,000 and the underwriter's commission is 10%, Purchaser shall pay the redeeming holder $360,000. The redemption price payable to the redeeming holders shall be paid by Purchaser to such holders within twenty (20) business days after the closing of any public offering (as described herein) made by Purchaser. In the event that a holder elects not to have such holder's Sunbase Preferred Shares so redeemed, each Share not redeemed shall, on the same date that the redemption price is paid to the redeeming holders, be automatically converted into 100 shares of the common stock of Purchaser. The per share redemption price and the number of shares of common stock to be issuable upon conversion shall be subject to adjustment in the event of stock dividends, combinations or splits with respect to the common stock.

              (d) If, by that date which is two (2) years after the date on which the Sunbase Preferred Shares are distributed to the holders (the "Two Year Date"), such holders have not been able to redeem their Sunbase Preferred Shares because Purchaser has not made a public offering, the net proceeds of which are designated to be used to redeem the Sunbase Preferred Shares, the holder's Sunbase Preferred Shares shall automatically convert into shares of the common stock of Purchaser as follows: On the first business day following the Two Year Date, each Sunbase Preferred Share shall automatically be converted into that number of shares of common stock of Purchaser that equals $500 divided by the lesser of (a) $5.00 or (b) the average closing price of the common stock of the Purchaser (subject to adjustment for stock dividends, combinations or splits). As used herein, the average closing price shall be computed by taking the then most recent 60 consecutive trading days where Purchaser's common stock has traded at a minimum volume of 2,000 shares per day for 45 of those 60 trading days.

          2.2 Transfer Taxes. The Shareholders shall be solely responsible for
              --------------
the payment of any and all Taxes, impositions, liens, levies, assessments and similar charges incident to or incurred as a result of the transfer of the Southwest Shares pursuant to the Merger contemplated herein.

                                  ARTICLE III
                                  -----------

                                    CLOSING
                                    -------

          3.1 Time and Place. Subject to the provisions of Sections 11.1 and
              --------------
11.2 hereof, the Closing (the "Closing") shall take place at the offices of Loeb and Loeb, 1000 Wilshire Boulevard, Suite 1800, Los Angeles, California 90017, no later than January 19, 1996 (the "Outside Date").

          3.2 Transactions at the Closing. At the Closing, the following shall
              ---------------------------
occur:

              3.2.1 Pursuant to the Merger, the Shareholders shall receive certificates representing the Sunbase Preferred Shares;

              3.2.2 Pursuant to the Merger, the Southwest Shares will be automatically converted into Sunbase Preferred Shares, and the Shareholders shall surrender all of the certificates evidencing the Southwest Shares for conversion into Sunbase Preferred Shares;

              3.2.3 The Company shall deliver to Purchaser the opinion of counsel referred to in Section 9.5 hereof;

              3.2.4 Purchaser shall deliver to the Company and the Shareholders the opinion of counsel referred to in Section 10.6 hereof;

              3.2.5 All of the directors of the Company other than William McKay shall deliver the resignations referred to in Section 7.5 hereof;

              3.2.6 William McKay shall deliver the Non-Competition Agreement referred to in Section 7.6 hereof;

              3.2.7 The Company and Purchaser on the one hand and, on the other hand, William McKay, shall execute and deliver counterpart copies of the employment agreement referred to in Section 8.3 hereof;

              3.2.8 The Company shall provide to Purchaser a certificate of good standing with respect to its jurisdiction of formation and each other jurisdiction in which the Company has qualified to do business; and

              3.2.9 The Company shall deliver to Purchaser any and all other assignments, documents, instruments and conveyances requested by Purchaser or necessary to effect the consummation of the transactions contemplated by this Agreement.

The foregoing transactions shall be deemed to occur simultaneously at the Closing.

                                   ARTICLE IV
                                   ----------

                     REPRESENTATIONS AND WARRANTIES OF THE
                     -------------------------------------
          SHAREHOLDERS REGARDING THE SOUTHWEST SHARES AND THEIR STATUS
          ------------------------------------------------------------

          Each Shareholder, individually, represents and warrants to Purchaser that:

          4.1       Title to Southwest Shares.  Such Shareholder has good and
                    -------------------------
marketable title to the Southwest Shares, which are free and clear of all Liens or Other Encumbrances excepting only such restrictions upon transfer, if any, as may be imposed by federal or state securities Laws.

          4.2       Authority to Execute and Perform Agreements. Such
                    -------------------------------------------
Shareholder has the full right, power and authority to enter into, execute and deliver this Agreement and all other Shareholder Documents.

          4.3       Due Authorization; Enforceability. Such Shareholder has
                    ---------------------------------
taken all actions necessary to authorize such Shareholder to enter into and perform said Shareholder's obligations under this Agreement and all other Shareholder Documents. This Agreement is, and as of the Closing Date the other Shareholder Documents will be, the legal, valid and binding obligations of such Shareholder, enforceable in accordance with their respective terms.

          4.4       No Violation of Order or Law. Such Shareholder is not a
                    ----------------------------
party to, subject to or bound by any Law or Order which would prevent the execution or delivery of this Agreement by such Shareholder or the performance by such Shareholder of such Shareholder's obligations hereunder.

          4.5       Adverse Agreements; Consents. Neither the execution or
                    ----------------------------
delivery by such Shareholder of this Agreement or any other Shareholder Document nor the consummation by such Shareholder of the transactions contemplated herein or therein require the consent of any Person except, as applicable, the consent of each Shareholder's spouse, which consent shall be given by such spouse substantially in the form which is attached hereto as Schedule 4.5.

          4.6       Securities Laws. Such Shareholder has obtained all necessary
                    ---------------
permits and other authorizations or Orders of exemption as may be necessary or appropriate under any and all applicable state securities Laws with respect to the transactions contemplated herein, except that no such representation or warranty is made with respect to the issuance by Purchaser of the Sunbase Preferred Shares or the Sunbase Shares.

          4.7       No Adverse Litigation. To such Shareholder's Knowledge, such
                    ---------------------
Shareholder is not a party to any pending or threatened litigation which seeks to enjoin or restrict such Shareholder's own ability to sell or transfer his Southwest Shares hereunder, nor is any such litigation threatened against such Shareholder. Furthermore, to such Shareholder's Knowledge, there is no litigation pending or threatened against such Shareholder which, if decided adversely to such Shareholder, could adversely affect such Shareholder's ability to consummate the transactions contemplated herein.

          4.8       No Broker. No broker or finder has acted for such
                    ---------
Shareholder in connection with this Agreement or the transactions contemplated herein, and no broker or finder is entitled to any brokerage or finder's fees or other commissions in respect of such transactions based in any way upon agreements, arrangements or understandings made by or on behalf of such Shareholder.

          4.9       Investment Capacity. Each of the Shareholders understands
                    -------------------
and agrees that (a) the Sunbase Preferred Shares to be issued to the Shareholders and the shares of Purchaser's Common Stock issuable upon conversion of the Sunbase Preferred Shares (together with the Sunbase Preferred Shares, the "Sunbase Shares") will not have been registered under the Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any state, based upon an exemption from such registration requirements under the Securities Act; (b) the Sunbase Shares are and will be "restricted securities", as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Securities Act; (c) the Sunbase Shares may not be sold or otherwise transferred unless they have been first registered under the Securities Act and applicable state securities laws, or unless exemptions from such registration provisions are available with respect to said resale or transfer; (d) except as expressly set forth herein, Purchaser is under no obligation to register the Sunbase Shares under the Securities Act or any state securities laws, or to take any action and make any exemption from such registration provisions available; and (e) Purchaser is relying on the representation by each Shareholder (which is herein being made) that such Shareholder has such knowledge and experience in financial or business matters that such Shareholder is capable of evaluating the merits and risks involved in the investment in the Sunbase Preferred Shares and is able to bear the economic risk and complete loss of such Shareholder's investment.

          4.10      Status of Shareholders; Receipt of Documentation.  The
                    ------------------------------------------------
Shareholders acknowledge that they have received a copy of the following documents of Purchaser: Form 10-K for the transition period from July 1, 1994 to December 31, 1994; Form 10-Q for the quarter ended March 31, 1995; Form 10-Q for the quarter ended June 30, 1995; From 10-Q for the quarter ended September 30, 1995; Form 8-K as of December 22, 1994; and Form 8-K/A as of December 22, 1994 and any other reports and registration statements filed by Purchaser with the SEC after December 31, 1994. Each Shareholder has been furnished with such information and documents pertaining to Purchaser as such Shareholder has requested, and has been given the opportunity to meet with officials of Purchaser and to have such persons answer questions regarding Purchaser's affairs and condition. Each Shareholder has substantial experience in business and financial matters and in making investments of the type contemplated by this Agreement; is capable of evaluating the merits and risks of the acquisition of the Sunbase Preferred Shares; and is able to bear the economic risks of such Shareholder's investment.

          4.11      Waiver of Appraisal Rights.  Each of the Shareholders hereby
                    --------------------------
waives any right to require appraisal or to otherwise exercise any other rights pursuant to Chapter 13 of the California Corporations Code.

          4.12      Issuance of Sunbase Preferred Shares to Third Parties. Each
                    -----------------------------------------------------
of the Shareholders understands and agrees that in connection with the loan described in Section 9.8 below, 500 Sunbase Preferred Shares will be issued to certain third parties as incentive for such third parties to make a loan to the Company. Because Sunbase will issue a total of 6,800 Sunbase Preferred Shares in connection with the Merger, and based on the issuance of 500 Sunbase Preferred Shares to such certain parties, the Shareholders will receive a total of 6,300 Sunbase Preferred Shares, as set forth in Section 2.1 above.

                                   ARTICLE V
                                   ---------

                   REPRESENTATIONS, WARRANTIES AND COVENANTS
                   -----------------------------------------
                            RELATING TO THE COMPANY
                            -----------------------

          The Company and, to their Knowledge, each of the Shareholders, hereby severally represent, warrant and covenant to Purchaser as follows:

          5.1       Organization, Standing, Etc. of the Company.  The Company is
                    -------------------------------------------
a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as currently conducted and to own or lease and to operate the properties that it now owns or leases. The Company is duly qualified and in good standing to do business as a foreign corporation in the jurisdictions described in Schedule 5.1. Except as set forth in Schedule 5.1, there are no other states or jurisdictions in which the character or location of the properties owned or leased by it, or the conduct of its business, make such qualification necessary or where the failure to so qualify and be in good standing would have a material adverse effect on the Company's financial condition or results of operation. Copies of the Company's Articles of Incorporation and all amendments thereto, and of the Company's Bylaws as amended to date, have been furnished to Purchaser and are complete and correct.

          5.2       No Violation.  Neither the execution and delivery of this
                    ------------
Agreement or the Subsidiary Merger Agreement and all other Company Documents nor the consummation of the transactions contemplated herein and therein will (a) violate any provision of the Articles of Incorporation or Bylaws of the Company;
(b) violate, conflict with, or constitute a default under any material Contract or Other Agreement or other instrument to which the Company is a party or by which it or its property is bound; (c) except as set forth in Schedule 5.2, require the consent of any party to any material Contract or Other Agreement to which the Company is a party by which it or its property is bound; or (d) violate any Laws or Orders to the which the Company or its property is subject.

          5.3       Capitalization.  Immediately prior to the Closing, the
                    --------------
authorized capital stock of the Company will consist of ten million (10,000,000) shares of no par value Common Stock of which 9,450,000 shares are issued and outstanding. Schedule 5.3 sets forth a true, correct and complete list of the shareholders of the Company, and (i) prior to conversion, the number of shares of Common Stock and Southwest Preferred Shares issued and outstanding, together with the principal amount and holders of the

Subordinated Debt and (ii) after conversion, the number of the Southwest Shares. Except as set forth on such Schedule, there are no options, warrants, calls or rights of any kind to purchase or otherwise acquire, and no securities are convertible into, the capital stock of Company, and there are no other agreements of any kind or character obligating the Company to issue, transfer or sell any of its capital stock authorized or outstanding or to register any such stock with any securities agency. There is no personal liability, and there are no preemptive or similar rights, attached to the Company's Common Stock or Preferred Stock. The Southwest Shares have been duly authorized and are fully paid and non-assessable.

          5.4       Authority for Agreement.  The Company has all requisite
                    -----------------------
power and authority to enter into this Agreement and the Subsidiary Merger Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement constitutes or will constitute, as the case may be, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement and the Subsidiary Merger Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation of or default under, any provision of any mortgage, indenture, lease, agreement or other instrument, or any permit, concession, grant, franchise, license, Order or Law, applicable to the Company or any of its properties.

          5.5       Consents.  No consent, license, approval, order or
                    --------
authorization of, or registration, filing or declaration with, any Authority is required to be obtained or made, and no consent of any third party is required to be obtained, by the Company in connection with the execution, delivery or performance of this Agreement or the Subsidiary Merger Agreement, or the consummation of any other transactions contemplated hereby or thereby.

          5.6       Financial Statements.  The Southwest Financial Statements
                    --------------------
which are attached hereto as Schedule 5.6, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be otherwise indicated in the notes thereto), and fairly present the financial position of the Company as of the dates thereof and the results of its operations and changes in financial position for the periods then ended.

          5.7       Subsidiaries.  Except as set forth on Schedule 5.7, the
                    ------------
Company has no Subsidiaries and does not own, directly or indirectly, any capital stock of, or have any direct or indirect equity or ownership interest in the business of, any corporation or entity.

          5.8       Litigation.  Except as set forth on Schedule 5.8 hereto,
                    ----------
there is no action, proceeding, investigation or inquiry whatsoever pending, or, to the Company's or Shareholders' Knowledge, threatened, affecting the Company or its assets or which questions the validity of this Agreement.

          5.9       Trademarks, Trade Names, Patents, Etc.  Schedule 5.9 hereto
                    --------------------------------------
contains a complete and correct list and description of trademarks, trade names, copyrights, patents and all applications therefor, and other similar intellectual property rights used or held for use by the Company (the "Property Rights"). To the best of the Company's Knowledge, the Company owns or has the right to use all of the Property Rights which are material to the Business of the Company and to continue to do so after the Closing on substantially the same basis. None of the Property Rights violates any laws, statutes, ordinances or regulations, or infringes upon or violates any rights of others, or is being infringed by others. The Company has not received any notice or claim that any Property Right is not valid or enforceable by its owner or that there has been any infringement of any copyright, patent or other property right of any third party by the Company.

          5.10      Employees.  Schedule 5.10 hereto contains a complete and
                    ---------
correct list of the names of all current employees, consultants and commission agents of the Company together with compensation earned during the twelve months ended June 30, 1995 (including any bonuses and commissions and fringe benefits not generally available to the Company's employees). For employees, consultants and commission agents hired or retained since June 30, 1995, Schedule 5.10 sets forth the rate of compensation. To the Company's Knowledge, the Company is in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours. There are no pending or, to the Company's Knowledge, threatened, labor negotiations, work stoppages or work slow downs involving or affecting the Company or its Business, and no union representation questions exist, and there are no organizing activities, in respect of any of the employees of the Company.

          5.11      Contracts.  Schedule 5.11 attached hereto contains a
                    ---------
complete and correct list as of the date hereof of all Contracts and other Agreements to which the Company is a party or by which it or any of its property is bound which are material to the Company, its assets or its financial condition. Except as disclosed on Schedule 5.11A, (a) all Contracts and other Agreements are in full force and effect and unimpaired by any defaults, acts or omissions of the Company and, based on the Company's Knowledge, unimpaired by any defaults, acts or omissions of any party thereto; and (b) no approval or consent of any party to such Contracts and Agreements is required in connection with the consummation of the transactions contemplated hereby.

          5.12      Transactions with Interested Persons.  Except as set forth
                    ------------------------------------
on Schedule 5.12, no officer, director or employee (or spouse or any child thereof) of the Company owns, directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer, director or employee of, any customer, competitor or supplier of the Company or any person or entity which has a contract or arrangement with the Company (including without limitation leases, as lessor, of real property or personal property).

          5.13      Bank Accounts.  Attached hereto as Schedule 5.13 is a
                    -------------
complete and correct list of each bank or other financial institution in which the Company has an account or safe deposit or lock box, the account or box number, as the case may be, and the name of every person authorized to draw thereon or having access thereto.

          5.14      Compliance with Other Instruments or Laws.  To the best of
                    -----------------------------------------
the Company's Knowledge, the operations of the Company are in material compliance with all Laws applicable to the operation of the Company's business.
Schedule 5.14 hereto lists all material permits, concessions, grants, franchises, licenses and other governmental authorizations or approvals applicable to the operation of the Business.

          5.15      Environmental Matters.  Except as disclosed in the Phase I
                    ---------------------
Environmental Site Assessment and Limited Phase II Subsurface Investigation Report dated April 7, 1995, prepared by Converse Environmental West, and notwithstanding the introduction paragraph to this Article V, based on the actual knowledge of both the Shareholders and the Company: (i) the operations of the Company comply in all respects with all applicable federal, state and local environmental, health and safety statutes and regulations; (ii) none of the operations of the Company involves the unlawful generation, transportation, treatment or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent, the Company has not disposed of any hazardous waste or substance by placing it in or on the ground of any premises owned, leased or used by the Company, and no underground storage tanks or surface impoundments are on any of the premises of the Company; (iii) no lien in favor of any Governmental Authority for (a) any liability under federal or state environmental laws or regulations, or (b) damages arising from or costs incurred by such Governmental Authority in response to a release of a hazardous or toxic waste, substance or constituent, or other substance, into the environment, has been filed or attached to any premises of the Company, and the Company has no contingent liability in connection with any release of any hazardous or toxic waste, substance or constituent, or other substance, into the environment, (iv) none of the operations of the Company is subject to any judicial or administrative proceeding alleging the violation of any federal, state or local environmental, health or safety statute or regulation, and none of the operations of the Company is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent, or any other substance, into the environment.

          5.16      Broker's Commissions.  No broker is entitled to any
                    --------------------
brokerage or finder's fee or other commission or fee from the Company as a direct or indirect consequence of any commitment or other arrangement made on behalf of the Company in connection with the transactions contemplated by this Agreement.

          5.17      Tax Returns and Payments.  Except as set forth on Schedule
                    ------------------------
5.17, all Tax Returns or appropriate extensions therefor of the Company have been duly, properly and timely filed, and, to the best of the Company's Knowledge, all Taxes which have become due and payable have been paid in full. Complete and accurate copies of all Tax Returns for the taxable years ended February 28, 1993 and February 28, 1994 have been delivered to Purchaser. Except as set forth on Schedule 5.17, neither the Internal Revenue Service nor any other Tax Authority is now asserting or, to the best Knowledge of the Company, threatening to assert against the Company a deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith.

          5.18      Disclosure.  The representations and warranties contained in
                    ----------
this Agreement and the information contained in the Schedules and the certificates required to be delivered pursuant hereto in connection with the transactions contemplated hereby are true and correct in all material respects and do not omit to state any material fact necessary to make the statements contained therein not misleading.

          5.19      Liabilities.  Except as set forth on Schedule 5.19, the
                    -----------
Company does not have any material liability or obligation, whether accrued, absolute, contingent or otherwise, which (a) has not been reflected in the Southwest

Financial Statements, or (b) has not been incurred since June 30, 1995 in the ordinary course of business or in connection with the transactions contemplated by this Agreement.

          5.20      Insurance.  Schedule 5.20 contains a complete and accurate
                    ---------
list of all policies of fire, liability, workmen's compensation, health, key man and other forms of insurance currently in effect with respect to the Company and the Business, true copies of which have heretofore been delivered to Purchaser.

          5.21      ERISA.
                    -----

                    (i) Plans. Schedule 5.21 lists each "employee pension
                        -----
benefit plan" of the Company (collectively called "Pension Plans" and severally called a "Pension Plan"), as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and each "employee welfare benefit plan" (collectively called "Welfare Plans" and severally called a "Welfare Plan") of the Company as such term is defined in
Section 3(1) of ERISA, which is maintained by the Company or to which it contributes or is obligated or required to contribute or has been terminated by the Company. The Pensions Plans and Welfare Plans are hereinafter sometimes collectively referred to as the "Plans" and severally referred to as a "Plan". At present and during the past five years, the Company has neither sponsored, participated in, nor contributed to: (i) any defined benefit plans to which
Section 4021 of ERISA applies that would create a liability under Title IV of ERISA and/or (ii) any "multi-employer plan" as defined in Section 3(37) of ERISA.

                    (ii) Qualification. Each Pension Plan and the trust (if any)
                         -------------
forming a part thereof has been determined by the Internal Revenue Service ("IRS") to be qualified under Section 401(a) of the Code, except with respect to changes in federal law resulting from the Tax Reform Act of 1986 and subsequent revenue acts, and is exempt from taxation under Section 501(a) of the Code, and to the Knowledge of the Company, nothing has occurred since the date of such determination which would severally affect such qualification.

                    (iii) Compliance with Law and Plan. All Plans are now and
                          ----------------------------
have at all times been established, maintained and operated in all material respects in accordance with all applicable Law (including, but not limited to ERISA and the Code and for health plans all COBRA requirements) and the Plan documents. All plan fiduciaries and plan officials are bonded as required.

                    (iv) Contributions; Benefit. The Company has paid in full
                         ----------------------
all amounts which are required to have been paid by it on or prior to the date hereof as contributions to any of the Pension Plans. All contributions, premiums, charges or obligations to each Welfare Plan have been complete and timely made or will be made prior to the Closing Date. The amount of each payment to each Plan is sufficient to provide for all benefits earned or promised and other liabilities accrued under each Plan through the Closing Date. For each non-funded Plan, the Company has established reserves on its books to provide for the benefits earned and other liabilities accrued under each Plan through the Closing Date in amounts sufficient to provide for such benefits. No funds held or under the control of the Company would be deemed plan assets.

          5.22      Compliance With Securities Laws.  The Company is, and at all
                    -------------------------------
times since its inception has been, in compliance in all material respects with all federal and state securities statutes, orders, rules and regulations (including without limitation statutes, orders, rules and regulations pertaining to any purchase or sale of the capital stock of the Company and any private offering of securities of the Company under Regulation D of the Securities Act) applicable to it or to the operation of the Business. The Company has no basis to expect, nor has it received, during the five-year period prior to the date hereof, any order, notice or other communication from any federal or state agency administering or enforcing the federal and state securities laws of any alleged, actual or potential violation and/or failure to comply with any such statute, order, rule or regulation.

          5.23      Inventories.  All inventories shown on the Southwest
                    -----------
Financial Statements and all inventories existing as of the date hereof consisted of, and consist of, items of a quality and quantity usable and saleable in the ordinary course of the Business without markdown or discount; were, and are, merchantable and fit for the particular purpose, except for obsolete and slow-moving items and items below standard quality (which in any event did not, and do not, exceed normal commercial standards and amount), all of which had been, and have been, written down on the books of the Company to the lower of cost or net realizable market value or had been, and have been, provided for by adequate reserves. The amounts of the inventories shown on the Southwest Financial Statements were based on quantities determined by physical count or measurement, taken on the date of the applicable balance sheet, and valued at the lower of cost (determined on a first-in, first-out basis) or market value and on a basis consistent with that of prior years.

                              ARTICLE VI
                              ----------

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER
             ------------------------------------------------------

          Purchaser represents, warrants and covenants to the Company and the Shareholders as follows:

          6.1       Organization, Standing, Etc. of the Company.  Purchaser is a
                    -------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as currently conducted and to own or lease and to operate the properties that it now owns or leases. Purchaser is duly qualified and in good standing to do business as a foreign corporation in those states and jurisdictions where the failure to so qualify would have a material adverse effect on Purchaser's financial condition or the results of its operations. Copies of Purchaser's Articles of Incorporation and all amendments thereto, and of Purchaser's Bylaws as amended to date, have been furnished to the Company and the Shareholders and are complete and correct.

          6.2       Authority for Agreement.  Purchaser has all requisite power
                    -----------------------
and authority to enter into this Agreement and the Subsidiary Merger Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms. The execution and delivery of this Agreement and the Subsidiary Merger Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation of or default under, any provision of any mortgage, indenture, lease, agreement or other instrument, or any permit, concession, grant, franchise, license, Order or Law, applicable to Purchaser or any of its properties.

          6.3       No Violation.  Neither the execution and delivery of this
                    ------------
Agreement and the Purchaser Documents nor the consummation of the transactions contemplated herein and therein will (a) violate any provision of the Articles of Incorporation or bylaws of Purchaser; (b) violate, conflict with, or constitute a default under any material Contract or Other Agreement or other instrument to which Purchaser is a party or by which it or its property is bound; (c) require the consent of any party to any material Contract or Other Agreement to which Purchaser is a party or by which it or its property is bound; or (d) violate any Laws or Orders to which Purchaser or its property is subject.

          6.4       Litigation.  There is no action, proceeding, investigation
                    ----------
or inquiry pending or, based on the actual knowledge of the Purchaser, threatened, that materially affects Purchaser, its Affiliates or its assets, or that questions the validity of this Agreement.

          6.5       Contracts.  All Contracts and other Agreements to which
                    ---------
Purchaser is a party are in full force and effect and unimpaired by any defaults, acts or omissions of Purchaser and no approval or consent of any party to such Contracts and Agreements is required in connection with the consummation
of the transactions contemplated hereby.   Without limiting the generality of
the foregoing, there are no provisions in Purchaser's Articles of Incorporation or Bylaws, or in any Contracts or other Agreements to which Purchaser is a party, which would prevent Purchaser from redeeming the Sunbase Preferred Shares, nor will Purchaser amend such Articles (including a reincorporation) or Bylaws, or enter into any Contract or other Agreement, the effect of which would prevent the redemption of the Sunbase Preferred Shares by Purchaser. In addition, based on Purchaser's actual knowledge, Purchaser's joint venture contract with Shanghai Hong Xing Bearing Factory, dated March 18, 1994 is unimpaired by any defaults, acts or omissions of Shanghai Hong Xing Bearing Factory.

          6.6       Approvals.  All consents, approvals, authorizations and
                    ---------
other requirements prescribed by any Law or Order, including, but not limited to, those relating to federal and state securities laws with respect to the issuance of the Sunbase Preferred Shares, which must be obtained or satisfied by Purchaser and which are necessary for the execution and delivery by Purchaser of this Agreement and all other Purchaser Documents, and the consummation of the transactions contemplated in this Agreement will be obtained and satisfied prior to Closing.

          6.7       SEC Filings.  Since January 1, 1995, Purchaser has timely
                    -----------
filed and, as required by Section 13 of the Exchange Act, will continue to timely file, all the required forms, reports and other documents with the Securities and Exchange Commission. As of the date hereof, and at the Effective Time, all reports, forms and other documents so filed do not, and will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          6.8       No Adverse Change.  Except as may be disclosed in the SEC
                    -----------------
filings described in Section 6.7 above, there has not been any material adverse change in the assets, or existing or prospective financial condition of Purchaser since December 31, 1994.

          6.9     Sunbase Financial Statements.  The Sunbase Financial
                  ----------------------------
Statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may otherwise be indicated in the notes thereto) and fairly present the financial position of Purchaser as of the dates thereof and the results of operations and changes in financial position for the periods then ended.

          6.10      Investment Representation.  Purchaser is acquiring the
                    -------------------------
Southwest Shares for investment purposes only and not with a view to any distribution or resale thereof.

          6.11      Sunbase Preferred Shares.  At the Closing, the Sunbase
                    ------------------------
Preferred Shares and, at the time of their issuance pursuant to Article II hereof, the Sunbase Shares, shall be duly authorized, validly issued, fully paid and non-assessable.

          6.12      No Broker.  Except for Millennium Capital Partners, Ltd., no
                    ---------
broker, finder, agent or similar intermediary has acted for or on behalf of Purchaser in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's, or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Purchaser or any action taken by Purchaser.

          6.13      Formation of Newco.  As soon as practicable after execution
                    ------------------
of this Agreement, Purchaser shall cause Newco to be formed, all of the stock of which will be held by Purchaser.

          6.14      Capitalization.  The authorized capital stock of Purchaser
                    --------------
consists of 50,000,000 shares of Common Stock with a par value of $.001 of which 11,700,063 shares are issued and outstanding and 25,000,000 of Preferred Stock with a par value of $.001 of which 36 shares of Series A Preferred Stock are issued and outstanding. Except as set forth on Schedule 6.14, there are no options, warrants, calls or rights of any kind to purchase or otherwise acquire, and no securities are convertible into, the capital stock of Purchaser, there are no other agreements of any kind or character obligating Purchaser to issue, transfer or sell any of its capital stock authorized or outstanding and there is no personal liability, and there are no preemptive or similar rights, attached to Purchaser's Common Stock or Preferred Stock.

                                  ARTICLE VII
                                  -----------

                    COVENANTS AND AGREEMENTS OF THE PARTIES
                    ---------------------------------------
                          EFFECTIVE PRIOR TO CLOSING
                          --------------------------

          7.1       Corporate Examinations and Investigations.  Prior to the
                    -----------------------------------------
Closing Date, Purchaser shall be entitled, through its employees and representatives, to make such investigations of the property and plant and such examination of the books, records and financial condition of the Company as Purchaser may request. In order that Purchaser may have the full opportunity to do so, the Company and the Shareholders shall furnish Purchaser and its representatives during such period with all such information concerning the affairs of the Company as Purchaser or such representatives may request and cause the Company's officers, employees, consultants, agents, accountants and attorneys to cooperate fully with Purchaser or such representatives in connection with such review and examination and to make full disclosure of all information and documents reasonably requested by Purchaser and/or such representatives. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances.

          7.2       Cooperation; Consents.  Prior to the Closing Date, each
                    ---------------------
party shall cooperate with the other to the end that the parties shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all Authorities and other Persons the consent or approval of which, or a license or permit from which, is required for the consummation of the transactions contemplated by this Agreement and the Subsidiary Merger Agreement and (ii) provide to each other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations. Without limiting the foregoing, Purchaser shall cause Newco to take all actions necessary to execute and file the Subsidiary Merger Agreement and to effect all transactions contemplated of Newco by this Agreement. The parties shall also use their respective best efforts to expedite the review process and to obtain all such necessary consents, approvals, licenses and permits as promptly as practicable. To the extent permitted by Law, the parties shall request that each Authority or other Person whose review, consent or approval is requested treat as confidential all information which is submitted to it.

          7.3       Conduct of Business.  From the date hereof through the
                    -------------------
Closing Date, the Company and Purchaser shall conduct their respective businesses and operations in such a manner so that the representations and warranties contained in Article V hereof shall continue to be true and correct as of the Closing Date as if made at and as of the Closing Date.

          7.4       Preservation of Business.  From the date hereof through the
                    ------------------------
Closing Date, the Company and Purchaser shall conduct their respective Businesses only in the ordinary course and consistent with prior practices and shall use their best efforts to (a) maintain their respective existences and business organizations; (b) maintain their respective relationships with customers and suppliers; (c) preserve their respective goodwill; and (d) satisfy their respective obligations to their creditors and suppliers. Without limiting the generality of the foregoing, the Company shall not, unless Purchaser shall otherwise agree in writing or as otherwise expressly provided herein, directly or indirectly, do any of the following:

                    (i) amend its Articles of Incorporation or Bylaws;

                    (ii) authorize for issuance, issue, sell, deliver or agree to commit to issue, sell or deliver any shares of any class of its capital stock or any securities convertible into shares of any class of its capital stock;

                    (iii) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution in respect of its capital stock; or purchase, redeem or otherwise acquire any shares of its capital stock;

                    (iv) except for the loan described in Section 9.8 below, create, incur or assume any debt or assume, guarantee, endorse or otherwise become liable for the obligations of any person or make any loans, advances or capital contributions to, or investments in, any other person; and

                    (v) except in the ordinary course of business consistent with past practices, sell, transfer, mortgage or otherwise dispose of or encumber any properties.

          7.5       Resignations.  On or prior to the Closing Date, all of the
                    ------------
directors of the Company except William McKay shall resign, in writing, as directors of the Company, and the designees of Purchaser shall be elected to the Board of Directors of the Company, all effective as of the Closing Date.

          7.6       Non-Competition.  On or prior to the Closing Date, William
                    ---------------
McKay shall execute and deliver to the Company a Non-Competition Agreement in form and substance reasonably satisfactory to Purchaser.

          7.7       No Solicitation or Negotiation.  Unless and until this
                    ------------------------------
Agreement is terminated, neither the Company nor any of the Shareholders shall, nor shall they cause, suffer or permit the directors, officers, employees, representatives, agents, investment bankers, advisors, accountants or attorneys of the Company or the Shareholders to, directly or indirectly, solicit or negotiate any offer for the sale of the Company's assets or stock.

          7.8       Update of Representations and Warranties.  Each party hereto
                    ----------------------------------------
shall promptly notify the other party in writing of any changes to such party's representations and warranties contained herein which occurred during the period between the date hereof and the Closing Date. The obligation contained in this
Section 7.9 is not intended to nor shall it diminish such party's obligation with respect to the completeness and correctness of such party's representations and warranties made as of the date hereof.

                                  ARTICLE VIII
                                  ------------

                     CONDITIONS PRECEDENT TO THE OBLIGATION
                     --------------------------------------
                             OF EACH PARTY TO CLOSE
                             ----------------------

          The obligation of the Shareholders, the Company and Purchaser to consummate the transactions contemplated herein shall be subject to the fulfillment, at or prior to the Closing, of all of the conditions set forth below in this Article VIII.

          8.1       No Action or Proceeding.  No action, suit or proceeding
                    -----------------------
shall have been instituted or be pending before any court or governmental body seeking to challenge or restrain the transactions contemplated herein which presents a substantial risk that such transactions will be restrained or that either party hereto may suffer material damages or other relief as a result of consummating such transactions.

          8.2       Governmental Approvals.  Any and all permits and approvals
                    ----------------------
from any Authority required for the lawful consummation of the transactions contemplated herein shall have been obtained.

          8.3       Employment Agreements.  The Company and Purchaser, on the
                    ---------------------
one hand, and William McKay, on the other hand, shall have entered into an employment agreement covering certain tasks to be performed by William McKay on behalf of the Company and the Purchaser.

                                  ARTICLE IX
                                  ----------

                    CONDITIONS PRECEDENT TO THE OBLIGATION
                    --------------------------------------
                             OF PURCHASER TO CLOSE
                             ---------------------

          The obligation of Purchaser to consummate the transactions contemplated herein shall be subject to the fulfillment, at or before the Closing Date, of all of the conditions set forth below in this Article IX.

          9.1       Representations and Warranties.  The representations and
                    ------------------------------
warranties of the Shareholders and the Company contained in this Agreement, in any Company Document and in any Shareholder Document shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, and at the Closing each Shareholder and the Company shall each have delivered to Purchaser a certificate to such effect signed by such Shareholder and the President of the Company (as to his best Knowledge and solely in his capacity as President), as appropriate, and addressed to Purchaser.

          9.2       Performance of Covenants.  Each of the obligations of each
                    ------------------------
Shareholder to be performed by such Shareholder and each obligation of the Company to be performed by it on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed on or before the Closing Date, and at the Closing each Shareholder and the Company shall have delivered to Purchaser a certificate attesting to such performance signed by such Shareholder and the President of the Company (as to his Knowledge and solely in his capacity as President), as appropriate, and addressed to Purchaser.

          9.3       Third-Party Consents.  Except as set forth in Schedule
                    --------------------
5.11A, all consents, permits and approvals from Authorities and from parties to any Contract or Other Agreement listed in Schedule 5.11 which may be required in connection with the consummation of the transactions contemplated hereby or the continuance of such Contract or Other Agreement after the Closing Date shall have been obtained by the Company upon terms and conditions satisfactory to Purchaser.

          9.4       No Adverse Change.  Except for liabilities incurred in the
                    -----------------
ordinary course of business and consistent with past practice, there shall not have occurred between the date hereof and the Closing Date any Material Adverse Change in the condition (financial or otherwise), assets, liabilities (whether absolute, accrued, contingent or otherwise) of the Company, the Business or in the ability of the Shareholders or the Company to consummate the transactions contemplated herein.

          9.5       Opinion of Counsel to the Company.  Purchaser shall have
                    ---------------------------------
received the favorable opinion of Bruck & Perry, counsel to the Company, dated as of the Closing Date, addressed to Purchaser, in form and substance satisfactory to Purchaser's counsel, to the substantial effect that:

                    9.5.1 The Company is duly organized, validly existing and in good standing under the Laws of California and has all requisite power to own, lease and operate its assets, properties and Business as now conducted.

                    9.5.2 The Company has the full right, power and authority required to enter into, execute and deliver this Agreement and the other Company Documents in connection herewith and to perform fully its obligations hereunder and thereunder.

                    9.5.3 This Agreement and the other Company Documents have been duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company executing the same, enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to or limiting creditors' rights generally, and (ii) general principles of equity (whether considered in an action in equity or at law) which provide, among other things, that the remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

                    9.5.4 Neither the execution and delivery of this Agreement and the Company Documents, nor the consummation of the transactions contemplated hereby and thereby will (i) violate any provision of the Articles of Incorporation, bylaws, or other charter documents of the Company; or (ii) to the best knowledge of such counsel after diligent inquiry, violate, or constitute a default under, or permit the termination or acceleration of the maturity of, any material indebtedness of the Company except as described in
Schedule 5.2.

                    9.5.5 The Southwest Shares have been duly authorized, validly issued and are fully paid and non-assessable.

As to any matter contained in such opinion which involves the Laws of a jurisdiction in which such counsel is not admitted to practice, such counsel may rely upon the opinion of local counsel of established reputation satisfactory to Purchaser. Any such opinion may expressly rely as to matters of fact upon certificates furnished by appropriate officers of the Company or appropriate governmental officials.

          9.6       Southwest Shares.  Immediately prior to the Closing, the
                    ----------------
Southwest Shares shall represent all of the outstanding shares of the capital stock of the Company on a fully diluted basis.

          9.7       Derivative Securities.  All existing Subordinated Debt,
                    ---------------------
Preferred Shares and outstanding options and warrants shall have been converted, exercised or cancelled by the holder thereof on or prior to the Closing Date so no other shares of capital stock other than the Southwest Shares shall be outstanding or issuable pursuant to exercise or conversion and the Subordinated Debt shall have been extinguished.

          9.8       Shareholder Loan.  One or more of the Shareholders and
                    ----------------
certain third parties shall have made a loan to the Company in the aggregate amount of Five Hundred Thousand Dollars ($500,000) on the terms and conditions set forth in Schedule 9.8. The loan shall be repaid on the earlier of (i) one
(1) year from the Closing Date or (ii) that date on which Purchaser receives proceeds of at least Two Million Dollars ($2,000,000) from a placement or offering of securities of Purchaser after the Closing Date. The Company's obligation to repay the loan to such Shareholders shall be guaranteed by Purchaser.

          9.9       Foothill Consent.  Foothill Capital Corporation ("Foothill")
                    ----------------
shall have consented to the transactions contemplated herein, waived any right to accelerate any obligation owed by the Company to Foothill as a result of the Merger, and provided to Purchaser written confirmation as to the status of the loan made by Foothill to Southwest in such form and substance as Purchaser, at its sole discretion, deems acceptable.

          9.10      Delivery of Southwest Shares.  Each of the Shareholders
                    ----------------------------
shall have surrendered all of the Southwest Shares owned by such Shareholder for conversion into Sunbase Preferred Shares.

                                   ARTICLE X
                                   ---------

                     CONDITIONS PRECEDENT TO THE OBLIGATION
                     --------------------------------------
                  OF THE SHAREHOLDERS AND THE COMPANY TO CLOSE
                  --------------------------------------------

          The obligation of the Shareholders and the Company to consummate the transactions contemplated herein shall be subject to the fulfillment, at or before the Closing Date, of all the conditions set forth below in this Article X.

          10.1     Representations and Warranties.  The representations and
                   ------------------------------
warranties of Purchaser contained in this Agreement and in any Purchaser Document shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, and at the Closing Purchaser shall have delivered to the Shareholders a certificate to such effect signed by the Chief Financial Officer of Purchaser.

          10.2      Performance of Covenants.  Each of the obligations of
                    ------------------------
Purchaser to be performed by it on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed on or before the Closing Date, and at the Closing, Purchaser shall have delivered to Shareholders a certificate to such effect signed by the Chief Financial Officer of Purchaser.

          10.3      Authority.  All actions required to be taken by, or on the
                    ---------
part of, Purchaser to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby shall have been duly and validly taken by Purchaser's Board of Directors.

          10.4      No Adverse Change.  Except as may be disclosed in the SEC
                    -----------------
filings described in Section 6.7 above, there has not been any material adverse change in the assets, or existing or prospective financial condition of Purchaser, since December 31, 1994. Furthermore, except for liabilities incurred in the ordinary course of business and consistent with past practice, there shall not have occurred between the date hereof and the Closing Date any material adverse change in the condition (financial or otherwise), assets, liabilities (whether absolute, accrued, contingent or otherwise) of Purchaser, its business, or in the ability of Purchaser to consummate the transactions contemplated herein.

          10.5      Third-Party Consents.  Except as set forth in Schedule 10.5,
                    --------------------
all consents, permits and approvals from Authorities and from parties to any Contract or Other Agreement which may be required in connection with the consummation of the transactions contemplated hereby or the continuance of such Contract or Other Agreement after the Closing Date shall have been obtained by Purchaser upon terms and conditions satisfactory to the Company.

          10.6      Opinion of Counsel to Purchaser.  The Shareholders and the
                    -------------------------------
Company shall have received the favorable opinion of Loeb and Loeb, counsel to Purchaser, dated as of the Closing Date, addressed to the Company, in form and substance satisfactory to the Company's counsel, to the substantial effect that:

                    10.6.1 Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Nevada.

                    10.6.2 Purchaser has all requisite power, authority and approval required to enter into, execute and deliver this Agreement and the Purchaser Agreements and to perform fully Purchaser's obligations hereunder and thereunder.

                    10.6.3 This Agreement and all Purchaser Documents have been duly and validly authorized, executed and delivered by Purchaser and constitute the legal, valid and binding obligations of Purchaser, enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to or limiting creditors' rights generally, and (ii) general principles of equity (whether considered in an action in equity or at law) which provide, among other things, that the remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

                    10.6.4 At the time of Closing, the Sunbase Preferred Shares will be duly authorized, validly issued, fully paid and non-assessable.

As to any matter contained in such opinion which involves the Laws of a jurisdiction in which such counsel is not admitted to practice, such counsel may rely on the opinion of local counsel of established reputation satisfactory to the Shareholders. Any such opinion may rely as to matters of fact upon certificates furnished by appropriate officers of Purchaser or appropriate governmental officials.

          10.7      Capital Contribution.  As soon as reasonably practicable
                    --------------------
after the Closing, Purchaser shall make a capital contribution or loan of an aggregate of $2,500,000 to the Company, which contribution or loan shall be applied in part as follows: Foothill Capital Corporation long term debt payoff:
$1,095,000; Foothill Capital Corporation note payoff: $336,307; Southwest Working Capital: $1,000,000

                                   ARTICLE XI
                                   ----------

                             TERMINATION; REMEDIES
                             ---------------------

          11.1      Termination Without Default.  In the event that as of the
                    ---------------------------
Outside Date, any event or state of facts not constituting a default by the Company or the Shareholders, on the one hand, or Purchaser, on the other hand, shall exist, which event or state of facts constitutes a failure of the conditions precedent for such party's benefit, the party for whose benefit such condition precedent is imposed hereby shall have the right, at its sole option, to terminate this Agreement without liability to the other party. Such right may be exercised by Purchaser, on the one hand, or the Company and the Shareholders, on the other hand, as the case may be, by giving written notice to the other, specifying the event or state of facts giving rise to such right of termination.

          11.2      Termination Upon Default.  Either Purchaser, on the one
                    ------------------------
hand, or the Company or the Shareholders, on the other hand, may terminate this Agreement by giving notice to the other prior to the Closing Date, without prejudice to any rights or obligations it may have, if the other party has materially failed in the due and timely performance of any of its covenants or agreements herein contained or there shall have been a material breach of the other's warranties and representations herein contained. In any such event the party who is not guilty of the breach may, in addition to all of its other rights and remedies, recover from the party responsible for the breach all losses incurred.

          11.3      Specific Performance.  The parties acknowledge that the
                    --------------------
Southwest Shares are unique and cannot be obtained by Purchaser except from the Shareholders, and for that reason, among others, Purchaser will be irreparably damaged in the absence of the consummation of this Agreement. Therefore, in the event of any breach by the Shareholders or the Company of this Agreement, Purchaser shall have the right, at its election, to obtain an Order for specific performance of this Agreement, without the need to post a bond or other security, to prove any actual damage or to prove that money damages would not provide an adequate remedy.

          11.4      Attorneys' Fees.  If any Shareholder, the Company or
                    ---------------
Purchaser shall bring an action against the other by reason of any alleged breach of any covenant, provision or condition hereof, or otherwise arising out of this Agreement, the unsuccessful party shall pay to the prevailing party all attorneys' fees and costs actually incurred by the prevailing party, in addition to any other relief to which it may be entitled. If more than one Person is a party adverse to Purchaser in any such action, however, such Persons shall designate one counsel to represent all of them in the action and, if Purchaser is not the prevailing party, Purchaser shall be required to pay the attorneys' fees of such one counsel only. As used in this Section 11.4 and elsewhere in this Agreement, "actual attorneys' fees" or "attorneys' fees actually incurred" means the full and actual cost of any legal services actually performed in connection with the matter for which such fees are sought calculated on the basis of the usual fees charged by the attorneys performing such services, and shall not be limited to "reasonable attorneys' fees" as that term may be defined in statutory or decisional Authority.

                                  ARTICLE XII

                                INDEMNIFICATION
                                ---------------

          12.1      Indemnification by the Shareholders and the Company.  Each
                    ---------------------------------------------------
of the Shareholders and the Company hereby agrees to severally indemnify and hold Purchaser harmless from and against any and all losses, obligations, deficiencies, liabilities, claims, costs and expenses (collectively, "Losses"), (including, without limitation, the amount of any settlement entered into pursuant hereto and all reasonable legal and other expenses incurred in connection with the investigation, prosecution or defense of the matter) caused by, arising out of, relating to, resulting or occurring from or in connection with the breach of any representation, warranty or covenant made by the Company or each such Shareholder in this Agreement or in any of the Company Documents or Shareholder Documents. Notwithstanding the foregoing, the liability of any Shareholder hereunder shall not exceed an amount in excess of an amount determined by multiplying the amount of the Loss by such Shareholder's pro rata share of the Southwest Shares as of the Closing, and no Shareholder shall be liable hereunder for any breach of any representation, warranty or covenant made by the Company or any other Shareholder. Further, the Company shall not be liable hereunder for any breach of any representation, warranty or covenant of any Shareholder relating to the Southwest Shares. Notwithstanding anything herein to the contrary, no Shareholder shall be liable hereunder for an amount in excess of the number of Sunbase Shares received by such Shareholder multiplied by $500. Notwithstanding the foregoing, the Shareholders and the Company shall only be required to indemnify Purchaser if, on a cumulative and aggregate basis, the amount of Losses described in this Section 12.1 exceeds $50,000. However, if the cumulative and aggregate amount of such Losses exceeds $50,000, all of the Losses shall be subject to indemnification hereunder by the Shareholders and the Purchaser. The Shareholders may satisfy any obligation to indemnify Purchaser hereunder by (i) paying Purchaser the amount due Purchaser hereunder in cash, (ii) assigning to Purchaser that number of Sunbase Preferred shares owned by the Shareholders which, when multiplied by $500 equals the amount due Purchaser hereunder or (iii) assigning to Purchaser that number of shares of the common stock of Purchaser owned by the Shareholders which, when multiplied by $5, equals the amount due Purchaser hereunder.

          12.2     Indemnification by Purchaser.  Purchaser hereby agrees to
                   ----------------------------
indemnify and hold each of the Shareholders harmless from and against any and all Losses (including, without limitation, the amount of any settlement entered into pursuant hereto and all reasonable, legal and other expenses incurred in connection with the investigation, prosecution or defense of the matter) caused by, arising out of, relating to, or resulting or occurring from or in connection with the breach of any representation, warranty or covenant made by Purchaser in this Agreement or in any of the Purchaser Documents. Notwithstanding the foregoing, Purchaser shall only be required to indemnify the Shareholders if, on a cumulative and aggregate basis, the amount of Losses described in this Section
12.2 exceeds $50,000. However, if the cumulative and aggregate amount of the Losses exceeds $50,000, all of the Losses shall be subject to indemnification hereunder by Purchaser.

          12.3      Notice to Indemnifying Party.  If any party hereto (the
                    ----------------------------
"Indemnified Party") receives notice of any claim or other commencement of any action or proceeding with respect to which any other party (the "Indemnifying Party") is obligated to provide indemnification pursuant to Sections 12.1 or
12.2 above, the Indemnified Party shall promptly give the Indemnifying Party written notice thereof which notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. Such notice shall be a condition precedent to any liability of the Indemnifying Party for indemnification hereunder. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder, without the prior written consent of the Indemnifying Party, unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in
Section 12.4 below.

          12.4      Defense by Indemnifying Party.  In connection with any claim
                    -----------------------------
giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding using counsel of its choice (subject to the approval of the Indemnified Party, which approval may not be unreasonably withheld or delayed) if it acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such claim. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense; provided, however, that if the Indemnified Party, in its sole discretion, determines that there exists a conflict of interest between the Indemnifying Party and the Indemnified Party, the Indemnified Party shall have the right to engage separate counsel, the reasonable costs and expenses of which shall be paid by the Indemnifying Party, but in no event shall the Indemnified Party be liable to pay for the costs and expenses of more than one such separate counsel. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom, the Indemnified Party may defend against such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. Notwithstanding the foregoing, however, Purchaser shall in all cases be entitled to control the defense of any such action if it (i) may result in injunctions or other equitable remedies in respect of Purchaser; (ii) may result in liabilities which would not be fully indemnified hereunder; or
(iii) may have an adverse impact on the financial condition of Purchaser even if the Company and/or the Shareholders pay all indemnification amounts in full.

          12.5      Reliance Upon Representations and Warranties.  The
                    --------------------------------------------
representations and warranties contained in this Agreement shall be considered to have been relied upon by the Company, the Shareholders or Purchaser, as the case may be, and shall survive until and through that date which is one (1) year after the Closing Date.

                                  ARTICLE XIII
                                  ------------

                           EXPENSES; CONFIDENTIALITY
                           -------------------------

          13.1      Expenses of Sale.  Each party hereto shall bear such party's
                    ----------------
direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated herein.

          13.2      Confidentiality.  Subject to any obligation to comply with
                    ---------------
(i) any Law (ii) any rule or regulation of any Authority or securities exchange or (iii) any subpoena or other legal process to make information available to the Persons entitled thereto, whether or not the transactions contemplated herein shall be concluded, all information obtained by any party about any other, and all of the terms and conditions of this Agreement, shall be kept in confidence by each party, and each party shall cause its shareholders, directors, officers, employees, agents and attorneys to hold such information confidential. Such confidentiality shall be maintained to the same degree as such party maintains its own confidential information and shall be maintained until such time, if any, as any such data or information either is, or becomes, published or a matter of public knowledge; provided, however, that the foregoing shall not apply to any information obtained by Purchaser through its own independent investigations of the Company or received by Purchaser from a third party not under any obligation to keep such information confidential nor to any information obtained by Purchaser which is generally known to others engaged in the trade or business of the Company; and provided, further, that from and after the Closing, Purchaser shall be under no obligation to maintain confidential any such information concerning the Company. If this Agreement shall be terminated for any reason, each party shall return or cause to be returned to the other all written data, information, files, records and copies of documents, worksheets and other materials obtained by such party in connection with the transactions contemplated herein.

          13.3      Publicity.  No publicity release or announcement concerning
                    ---------
this Agreement or the transactions contemplated herein shall be issued without advance written approval of the form and substance thereof by Purchaser and the Company; provided, however, that such restrictions shall not apply to any disclosure required by regulatory Authorities, applicable Law or the rules of any securities exchange which may be applicable.

                                  ARTICLE XIV
                                  -----------

                                    NOTICES
                                    -------

          14.1      Notices.  All notices, requests and other communications
                    -------
hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or sent by telex or telecopy or mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases, addressed to:

          Purchaser:

               Sunbase Asia, Inc.
               19/F., First Pacific Bank Centre
               51-57 Gloucester Road
               Wanchai, Hong Kong
               Attention:  Roger Li

               Telecopy No. 011-852-2865-4293

          With a copy to:

               David L. Ficksman, Esq.
               Loeb and Loeb
               1000 Wilshire Boulevard, Suite 1800
               Los Angeles, California 90017

               Telecopy No. (213) 688-3460

          Each Shareholder:

               To the address set forth below each Shareholder's signature block.

          Company:

               Southwest Products Company
               2240 Buena Vista Street
               Irwindale, California  91706
               Attention:  William McKay, President

               Telecopy No. (818) 303-6141

          With a copy to:

               Daniel K. Donahue, Esq.
               Bruck & Perry
               A Professional Corporation
               One Newport Place
               Newport Beach, California  92660

               Telecopy No. (714) 955-0835

All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the address specified above. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within three (3) business days thereafter. Any party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional Person to which all such notices or communications thereafter are to be given.

                                   ARTICLE XV
                                   ----------

                                 MISCELLANEOUS
                                 -------------

          15.1      Further Assurances.  Each of the parties shall use its
                    ------------------
reasonable and diligent best efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for such party's benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein. Without limiting the generality of the foregoing, the Shareholders shall use their best efforts to cause the Company to fulfill its covenants hereunder prior to the Closing.

          15.2      Modifications and Amendments; Waivers and Consents.  At any
                    --------------------------------------------------
time prior to the Closing Date or termination of this Agreement, Purchaser, on the one hand, and the Company and the Shareholders, on the other hand, may, by written agreement:

                    (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto;

                    (b) waive any inaccuracies in the representations and warranties made by the other parties contained in this Agreement or any other agreement or document delivered pursuant to this Agreement; and

                    (c) waive compliance with any of the covenants or agreements of the other parties contained in this Agreement. However, no such waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits a waiver or consent by or on behalf of any party hereto, such waiver or consent shall be given in writing.

          15.3      Entire Agreement.  This Agreement (including any exhibits
                    ----------------
and schedules hereto, which are hereby incorporated herein by this reference) and the agreements, documents and instruments to be executed and delivered pursuant hereto or thereto shall embody the final, complete and exclusive agreement among the parties with respect to the exchange of the Southwest Shares for Sunbase Preferred Shares and related transactions; shall supersede all prior agreements, understandings and representations written or oral, with respect thereto; and may not be contradicted by evidence of any such prior or contemporaneous agreement, understanding or representation, whether written or oral.

          15.4      Governing Law and Venue.  This Agreement is to be governed
                    -----------------------
by and construed in accordance with the Laws of the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof.

          15.5     Binding Effect.  This Agreement and the rights, covenants,
                   --------------
conditions and obligations of the respective parties hereto and any instrument or agreement executed pursuant hereto shall be binding upon the parties and their respective successors, assigns and legal representatives. Neither this Agreement, nor any rights or obligations of any party hereunder, may be assigned by Purchaser, the Company or the Shareholders without the prior written consent of the other parties hereto; provided, however, that prior to or following the Closing, this Agreement and any rights and obligations of Purchaser hereunder, and under any Purchaser Document may, without the prior written consent of the Company and Shareholders, be assigned and delegated by Purchaser to any Affiliate of Purchaser and following the Closing, this Agreement and any rights and obligations of Purchaser hereunder and under any Purchaser Document may also be assigned and delegated by Purchaser, without the prior written consent of the Company and the Shareholders, to any successor-in-interest of Purchaser to the Sunbase Shares; provided, however, that no delegation by Purchaser of any such obligation shall relieve Purchaser of liability therefor.

          15.6      Counterparts.  This Agreement may be executed simultaneously
                    ------------
in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one counterpart.

          15.7      Section Headings.  The section headings of this Agreement
                    ----------------
are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

          15.8      Gender, Tense, Etc.  Where the context or construction
                    -------------------
requires, all words applied in the plural shall be deemed to have been used in the singular, and vice versa; the masculine shall include the feminine and neuter, and vice versa; and the present tense shall include the past and future tense, and vice versa.

          15.9      Severability.  In the event that any provision or any part
                    ------------
of any provision of this Agreement shall be void or unenforceable for any reason whatsoever, then such provision shall be stricken and of no force and effect. However, unless such stricken provision goes to the essence of the consideration bargained for by a party, the remaining provisions of this Agreement shall continue in full force and effect, and to the extent required, shall be modified to preserve their validity.

          15.10     Third-Party Rights.  Nothing in this Agreement, whether
                    ------------------
express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Persons to any party to this Agreement, nor shall any provision give any third Persons any right of subrogation over or action against any party to this Agreement.

          15.11     Construction.  The language in all parts of this Agreement
                    ------------
shall in all cases be construed simply, according to its fair meaning, and not strictly for or against any of the parties hereto. Without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Agreement or any part thereof.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                         PURCHASER

                         Sunbase Asia, Inc.



                         By:
                            --------------------------------
                            Its:
                                ----------------------------

                         THE COMPANY

                         Smith Acquisition Company, Inc. d/b/a Southwest Products Company


                         By:
                            --------------------------------
                            Its:
                                ----------------------------

                         SHAREHOLDERS:


                         -----------------------------------
                         Badr Al-Aiban
                         c/o Delta International
                         P.O. Box 6782
                         Jeddah, 2145 Saudi Arabia


                         -----------------------------------
                         Gary Awad
                         1800 Austin Parkway,
                         Apt. #1104
                         Sugar Land, Texas  77479


                         -----------------------------------
                         J. Thomas Chess
                         500 Columbia Street
                         Pasadena, California  91030


                         -----------------------------------
                         John Coman
                         216 Fairhills Drive
                         San Rafael, California  94901


                         -----------------------------------
                         William R. McKay
                         777 South Woodward Boulevard
                         Pasadena, California  91107


                         -----------------------------------
                         James McN. Stancill
                         3642 Mountain View Avenue
                         Pasadena, California  91107


                         -----------------------------------
                         Tom Naygrow
                         c/o Steven J. Orlando
                         1805 Parliament Circle
                         Carmichael, California  95608

                         -----------------------------------
                         Dick Orfalea
                         1235 North Louise Street
                         Glendale, California  91207


                         -----------------------------------
                         Steven J. Orlando
                         1805 Parliament Circle
                         Carmichael, California  95608


                         -----------------------------------
                         Carol Orlando
                         c/o Steven J. Orlando
                         1805 Parliament Circle
                         Carmichael, California  95608


                         RJN Enterprises


                         By:
                            -------------------------------
                           Its:
                               ----------------------------
                         c/o Steven J. Orlando
                         1805 Parliament Circle
                         Carmichael, California  95608


                         ----------------------------------
                         Frank Brothers
                         128 DeForest Road
                         Wilton, Connecticut  06397


                         ----------------------------------
                         David C. Lutz
                         8807 Fox Briar Lane
                         Boerne, Texas  78006-5585

                         ----------------------------------
                         Cameron McKay
                         505 East Plaza Serena
                         Ontario, California  91764


                         ----------------------------------
                         Ernst Renezeder
                         1603 Hanging Rock Avenue
                         Montebello, California  90640


                         ----------------------------------
                         Todd Stockbauer
                         16701 Algonquin Street, #308
                         Huntington Beach, California  92649